MGT Capital Provides Operating Update

Commences Bitcoin Mining in LaFayette, GA Facility

DURHAM, NC, October 2, 2019 /PRNewswire/ — MGT Capital Investments, Inc. (OTCQB: MGTI) today provided an operating update to investors.

Executing on its strategy to consolidate its Bitcoin mining activities in Company wholly owned and managed facilities, MGT announces the following milestones.

The Company has begun Bitcoin mining at its fully owned and operated facility in LaFayette, GA. While we await delivery of our previously ordered next generation miners from Bitmain, we have begun mining using a newly designed container solution with a capacity of 456 Bitmain S9 miners. In addition to energizing the first transformer to power this first container, phase one of the site is on track and on budget. Most property improvements, such as access roads, security fencing and underground high voltage electrical feeder lines are at or near completion. The other four transformers are on site along with the associated concrete vaults and pads.

Our agreements with third-party hosting facilities have been reduced to 1,200 S9 miners in Colorado Springs, and a location in Coshocton, Ohio, where MGT operates 576 S9 miners housed in the first production model of the Pod5ive container. After two months of use, the performance of the Pod5ive has been proven consistent and productive. As a result, MGT has ordered two Pod5ive containers designed for the new S17 miners for delivery to LaFayette.

We have also terminated all third-party management agreements in order to increase the transparency and simplicity of our operating results. Lastly, with the Difficulty Rate ramping up, the Company has been selling its inventory of S9 miners, rather than enter into short term uneconomic hosting arrangements. To date, we have sold approximately 2,000 units.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (OTCQB: MGTI) is a U.S.- based Bitcoin miner with operations at an owned facility in Georgia and two hosted facilities. The Company continues construction in Georgia to pursue expansion with low cost power.

For more information on the Company, please visit: https://mgtci.com

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the crypto mining industry; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow and execute its business strategy; volatility in the Bitcoin market; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission. MGT Capital Investments, Inc. provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

Investor and Media Contact:

Robert Lowrey

Chief Financial Officer

rlowrey@mgtci.com

919-378-1788